EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
02/05/2013	Sale	$ 8.0000		100
02/06/2013	Sale	$ 8.0222	1	13000
02/08/2013	Sale	$ 8.0356	2	8200
02/11/2013	Sale	$ 8.1537	3	10638
02/12/2013	Sale	$ 8.2045	4	13000
02/13/2013	Sale	$ 8.5531	5	50964
02/14/2013	Sale	$ 8.5622	6	6142
2/15/2013	Sale	$ 8.5508	7	2500
2/19/2013	Sale	$ 8.5442	8	5800
2/20/2013	Sale	$ 8.4934	9	11700
2/21/2013	Sale	$ 8.3492	10	2500
2/22/2013	Sale	$ 8.4202	11	10800
2/25/2013	Sale	$ 8.6079	12	1187
2/26/2013	Sale	$ 8.4265	13	11008
2/27/2013	Sale	$ 8.7926	14	10435
2/28/2013	Sale	$ 8.6525	15	10000
3/1/2013	Sale	$ 8.7128	16	10501
3/4/2013	Sale	$ 8.2960	17	13018
3/5/2013	Sale	$ 8.2969	18	8600
3/6/2013	Sale	$ 8.1771	19	20133
3/7/2013	Sale	$ 8.0111	20	8000
3/8/2013	Sale	$ 8.2688	21	14374
3/11/2013	Sale	$ 8.3980	22	14516
3/13/2013	Sale	$ 8.3765	23	7425
3/14/2013	Sale	$ 8.5305	24	7800
3/15/2013	Sale	$ 8.5346	25	15201
3/19/2013	Sale	$ 8.4713	26	1467
3/20/2013	Sale	$ 8.2481	27	9109
3/21/2013	Sale	$ 8.1351	28	8616
3/22/2013	Sale	$ 8.1266	29	18000
3/25/2013	Sale	$ 8.0174	30	4272

1 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.07.
2 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.07.
3 This transaction was executed in multiple trades at prices ranging from $8.14 – 8.18.
4 This transaction was executed in multiple trades at prices ranging from $8.20 – 8.23.
5 This transaction was executed in multiple trades at prices ranging from $8.30 – 8.67.
6 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.60.
7 This transaction was executed in multiple trades at prices ranging from $8.55 – 8.56.
8 This transaction was executed in multiple trades at prices ranging from $8.40 – 8.73.
9 This transaction was executed in multiple trades at prices ranging from $8.30 – 9.67.
10 This transaction was executed in multiple trades at prices ranging from $8.25 – 8.58.
11 This transaction was executed in multiple trades at prices ranging from $8.25 – 8.55.
12 This transaction was executed in multiple trades at prices ranging from $8.60 – 8.65.
13 This transaction was executed in multiple trades at prices ranging from $8.33 – 8.57.
14 This transaction was executed in multiple trades at prices ranging from $8.65 – 8.90.
15 This transaction was executed in multiple trades at prices ranging from $8.55 – 8.81.
16 This transaction was executed in multiple trades at prices ranging from $8.66 – 8.73.
17 This transaction was executed in multiple trades at prices ranging from $8.25 – 8.35.
18 This transaction was executed in multiple trades at prices ranging from $8.25 – 8.355.
19 This transaction was executed in multiple trades at prices ranging from $8.01 – 8.26.
20 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.04.
21 This transaction was executed in multiple trades at prices ranging from $8.15 – 8.35.
22 This transaction was executed in multiple trades at prices ranging from $8.315 – 8.50.
23 This transaction was executed in multiple trades at prices ranging from $8.35 – 8.46.
24 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.55.
25 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.68.
26 This transaction was executed in multiple trades at prices ranging from $8.41 – 8.50.
27 This transaction was executed in multiple trades at prices ranging from $8.21 – 8.30.
28 This transaction was executed in multiple trades at prices ranging from $8.10 – 8.20.
29 This transaction was executed in multiple trades at prices ranging from $8.10 – 8.17.
30 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.05.